UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2021

TWINLAB CONSOLIDATED HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55181	46-3951742
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 T-Rex Avenue, Suite 225, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 443-5301

4800 T-Rex Avenue, Suite 305, Boca Raton, Florida 33431
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events

Item 8.01          Other Events.

On September 1, 2021, Twinlab Consolidated Holdings, Inc. (the “Company”) and Twinlab Consolidation Corporation (“TCC”), a wholly-owned subsidiary of the Company, changed the address of their main offices, and those of their subsidiaries, from 4800 T-Rex Avenue, Suite 305, Boca Raton, Florida 33431 to 4800 T-Rex Avenue, Suite 225, Boca Raton, Florida 33431.

On August 26, 2021, TCC entered into a First Amendment to Lease Agreement (the “First Amendment”) with Boca T-Rex Borrower, LLC amending the Lease Agreement, dated December 15, 2016, for Suites 305 and 305A, constituting 13,111 square feet in the building located at 4800 T-Rex Avenue, Boca Raton, Florida (the “Building”). The First Amendment, effective September 1, 2021 (the “Effective Date”), expanded the leased space in the Building to include an additional 1,533 square feet of office space on the second floor of the Building identified as Suite 225 (the “Expansion Space”). The Company and TCC relocated their offices to the Expansion Space as of the Effective Date.

The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of such document, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWINLAB CONSOLIDATED HOLDINGS, INC.

Date: March 17, 2022	By:	/s/ Kyle Casey
Kyle Casey Chief Financial Officer